UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2008

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53175	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 2, 2008, through one or more of our indirect wholly-owned subsidiaries, we closed on the purchase of four hotels. The sellers of the hotels have no material relationship with us or our subsidiaries, other than through the purchase contracts.

The table below describes the hotels:

Hotel Location	Franchise (a)	Number of Rooms	Gross Purchase Price
San Jose, California	Homewood Suites	140	$21,862,000
Tukwila, Washington	Homewood Suites	106	15,707,000
Suffolk, Virginia	Courtyard	97	12,500,000
Suffolk, Virginia	TownePlace Suites	72	10,000,000

	Total	415	$60,069,000

Note:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Our purchasing subsidiaries for the Virginia properties assumed existing loans secured by the hotels. The table below describes these loans:

Hotel Location	Franchise	Interest Rate	Outstanding Principal Balance (a)	Maturity Date
Suffolk, Virginia	Courtyard	6.03%	$8,644,000	July 2017
Suffolk, Virginia	TownePlace Suites	6.03%	6,630,000	July 2017

	Total		$15,274,000

Note:

(a)	All loans provide for monthly payments of principal and interest on an amortized basis.

The purchase price less debt assumed for each hotel was funded by the Company’s cash on hand.

As a result of the closings described above for the hotels located in San Jose, California and Tukwila, Washington, all four closings have occurred under a series of purchase contracts executed on December 6, 2007. Additional information regarding the purchase contracts, including the two hotels listed above in California and Washington is set forth in our Form 8-K dated December 6, 2007 and filed with the Securities and Exchange Commission on December 10, 2007, which is incorporated herein by reference.

As a result of the closings described above for the two hotels located in Suffolk, Virginia, six closings have occurred under an assignment and assumption agreement executed on May 9, 2008 for the potential purchase of eight hotels. Additional information regarding the assignment and assumption agreement, the two hotels listed above in Virginia and the remaining two hotels is set forth in our Form 8-K dated May 9, 2008 and filed with the Securities and Exchange Commission on May 15, 2008, which is incorporated herein by reference. There can be no assurance at this time that any further closings will occur under the assignment and assumption agreement.

Item 9.01.	Financial Statements and Exhibits.

a. Financial statements of businesses acquired.

The hotels in California and Washington described in Item 2.01 of this report are part of a group of hotels subject to a series of purchase contracts. The selling entities within this group are related to each other through common ownership. We have previously purchased the other hotels within this group of hotels. We have previously included financial statements regarding the entire group of hotels in a Form 8-K/A (amendment no. 1 to current report on Form 8-K originally filed on March 6, 2008) filed with the Securities and Exchange Commission on March 28, 2008, which is incorporated herein by reference.

Financial statements for the hotels in Virginia described in Item 2.01 of this report will be filed as necessary by amendment within the required time period.

b. Pro forma financial information.

See (a) immediately above. We have previously included pro forma financial information for the hotels in California and Washington in a Form 8-K/A (amendment no. 1 to current report on Form 8-K originally filed on March 6, 2008) filed with the Securities and Exchange Commission on March 28, 2008, which is incorporated herein by reference.

Pro forma financial information for the hotels in Virginia will be filed as necessary by amendment within the required time period.

c. Shell company transaction.

Not Applicable

d. Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

July 8, 2008